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                                                               EXHIBIT 99.(k)(a)

               EATON VANCE INSTITUTIONAL SENIOR FLOATING-RATE FUND

                            ADMINISTRATION AGREEMENT

         AGREEMENT made this 22nd day of February, 1999, between Eaton Vance Institutional Senior Floating-Rate Fund, a Massachusetts business trust (the "Fund"), and Eaton Vance Management, a Massachusetts business trust (the "Administrator").

         1. DUTIES OF THE ADMINISTRATOR. The Fund hereby employs the Administrator to act as administrator for and to administer the affairs of the Fund, subject to the supervision of the Trustees of the Fund for the period and on the terms set forth in this Agreement. The shares of beneficial interest of the Fund are of a single series and class; however, shares may be issued in additional classes or divided into additional series of the Fund that may be established from time to time by action of the Trustees.

         The Administrator hereby accepts such employment, and agrees to administer the Fund's business affairs and, in connection therewith, to furnish for the use of the Fund office space and all necessary office facilities, equipment and personnel for administering the affairs of the Fund. The Administrator shall also pay the salaries and compensation of all officers and Trustees of the Fund who are members of the Administrator's organization and who render executive and administrative services to the Fund, and the salaries and compensation of all other personnel of the Administrator performing management and administrative services for the Fund. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         In connection with its responsibilities as Administrator of the Fund, the Administrator (i) will prepare all annual, semi-annual and other reports required to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports to shareholders; (ii) will prepare and assemble all reports required to be filed by the Fund with the Securities and Exchange Commission ("SEC") on Form N-SAR, or on such other form as the SEC may substitute for Form N-SAR, and file such reports with the SEC; (iii) will review the provision of services by the Fund's independent accountants, including but not limited to the preparation by such accountants of audited financial statements of the Fund and the Fund's federal, state and local tax returns; and make such reports and recommendations to the Trustees of the Fund concerning the performance of the independent accountants as the Trustees deem appropriate;
(iv) will arrange for the filing with the appropriate authorities all required federal, state and local tax returns; (v) will arrange for the dissemination to shareholders of the Fund's proxy materials, and will oversee the tabulation of proxies by the Fund's transfer agent; (vi) will review and supervise the provision of custodian services to the Fund; and make such reports and recommendations to the Trustees concerning the provision of such services as the Trustees deem appropriate; (vii) will value all such portfolio investments and other assets of the Fund as may be designated by the Trustees (subject to any guidelines, directions and instructions of the Trustees), and review and supervise the calculation of the net asset value of the Fund's shares by the custodian; (viii) will negotiate the terms and conditions under which transfer
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agency and dividend  disbursing  services will be provided to the Fund,  and the fees to be paid by the Fund in connection therewith; review and supervise the provision of transfer agency and dividend disbursing services to the Fund; and make such reports and recommendations to the Trustees concerning the performance of the Fund's transfer and dividend disbursing agent as the Trustees deem appropriate; (ix) will establish the accounting policies of the Fund; reconcile accounting issues which may arise with respect to the Fund's operations; and consult with the Fund's independent accountants, legal counsel, custodian, accounting and bookkeeping agents and transfer and dividend disbursing agent as necessary in connection therewith; (x) will determine the amount of all distributions to be paid by the Fund to its shareholders; prepare and arrange for the printing of notices to shareholders regarding such distributions and provide the Fund's transfer and dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of distributions and to implement the Fund's distribution reinvestment plan; (xi) will review the Fund's bills and authorize payments of such bills by the Fund's custodian; (xii) will make recommendations to the Trustees as to whether the Fund should make repurchase or tender offers for its own shares; arrange for the preparation and filing of all documents required to be filed by the Fund with the SEC; arrange for the preparation and dissemination of all appropriate repurchase or tender offer documents and papers on behalf of the Fund; and supervise and conduct the Fund's periodic repurchase or tender offers for its own shares; (xiii) will review and supervise the payment of any early withdrawal charges (as described in the Fund's current offering prospectus); (xiv) will review and supervise the continuous offering of the Fund's shares through the principal underwriter, and arrange for the payment by the principal underwriter of all compensation to Authorized Firms in accordance with the Fund's current offering prospectus; (xv) will arrange for the preparation and filing of all other reports, forms, registration statements and documents required to be filed by the Fund with the SEC; (xvi) will arrange for the preparation and filing of all reports, forms, registration statements and documents required to be filed by the Fund with state securities administrators or blue sky authorities; (xvii) will arrange for the preparation of all advertisements and promotional material relating to the continuous offering of the Fund's shares, and all communications by the Fund to its shareholders; and (xviii) will provide to the Fund such other
internal  legal,   auditing  and  accounting  services  and  internal  executive management and administrative services as the Trustees deem appropriate to conduct the Fund's business affairs.

         Notwithstanding the foregoing, the Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Fund's assets or the rendering of investment advice and supervision with respect thereto or the distribution of shares of the Fund, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian or shareholder servicing agent of the Fund. It is intended that the assets of the Fund will be invested in an interest in Senior Debt Portfolio (the "Portfolio"), a registered closed-end investment company having substantially the same investment objective, policies and restrictions as the Fund. Boston Management and Research ("BMR"), an affiliate of the Administrator, will act as investment adviser to the Portfolio under an Investment Advisory Agreement between the Portfolio and BMR.

         SUB-ADMINISTRATORS. The Administrator may employ one or more sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrators and approved by the Trustees of the Fund.

         2. COMPENSATION OF THE ADMINISTRATOR. For the services, payments and facilities to be furnished hereunder by the Administrator, the Fund shall pay to the Administrator on the last day of each month a fee not to exceed 1/48 of 1% of the average daily gross assets of the Fund throughout the month. In calculating the gross assets of the Fund for this purpose, there shall be deducted therefrom all liabilities of the Fund except the principal amount of any indebtedness for money borrowed including debt securities issued by the
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Fund.  Upon and after the  investment  by the Fund of  substantially  all of its assets in another investment company with substantially the same investment objective, policies and restrictions as the Fund, the Fund shall pay to the Administrator on the last day of each month a fee not to exceed 1/48 of 1% of that portion of the average daily gross assets of such other investment company throughout the month which is attributable to the Fund's interest in such other investment company. In calculating the gross assets of such other investment company, all liabilities of the other investment company shall be deducted except the principal amount of any indebtedness for money borrowed including debt securities issued by the other investment company.

         In case of initiation or termination of the Agreement during any month, the fee for that month shall be reduced proportionately on the basis of the number of calendar days during which the Agreement is in effect and the fee shall be computed upon the basis of the average gross assets for the business days the Agreement is so in effect for that month.

         The Administrator may, from time to time, waive all or a part of the above compensation.

         3. ALLOCATION OF CHARGES AND EXPENSES. It is understood that the Fund will pay all its expenses other than those expressly stated to be payable by the Administrator hereunder, which expenses payable by the Fund shall include, without implied limitation: (i) expenses of maintaining the Fund and continuing its existence; (ii) registration of the Fund under the Investment Company Act of 1940; (iii) commissions, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments; (iv) auditing, accounting and legal expenses; (v) taxes and interest; (vi) governmental fees;
(vii) expenses of issue, sale, repurchase and redemption (if any) of shares, including all expenses incurred in conducting repurchase and tender offers for the purpose of repurchasing Fund shares; (viii) expenses of registering and qualifying the Fund and its shares under federal and state securities laws and of preparing and printing prospectuses for such purposes and for distributing the same to shareholders and investors, and fees and expenses of registering and maintaining registrations of the Fund and of the Fund's principal underwriter, if any, as a broker-dealer or agent under state securities laws; (ix) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor; (x) expenses of reports to governmental officers and commissions; (xi) insurance expenses; (xii) association membership dues; (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Fund (including without limitation safekeeping of funds and securities, keeping of books and accounts and determination of net asset value);
(xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Fund; (xv) expenses for servicing shareholder accounts; (xvi) any direct charges to shareholders approved by the Trustees of the Fund; (xvii) compensation of and any expenses of Trustees of the Fund; (xviii) all payments to be made and expenses to be assumed by the Fund in connection with the distribution of Fund shares; (xix) any pricing and valuation services employed by the Fund; (xx) any investment advisory fee payable to an investment adviser; and (xxi) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and obligation of the Fund to indemnify its Trustees, officers and with respect thereto.

         4. OTHER INTERESTS. It is understood that Trustees, officers and shareholders of the Fund are or may be or become interested in the Administrator as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of the Administrator are or may be or become similarly interested in the Fund, and that the Administrator may be or become interested in the Fund as a shareholder or otherwise. It is also
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understood  that  trustees,   officers,   employees  and   shareholders  of  the
Administrator may be or become interested (as directors, trustees, officers, employees, stockholders or otherwise) in other companies or entities (including, without limitation, other investment companies) which the Administrator may organize, sponsor or acquire, or with which it may merge or consolidate, and that the Administrator or its subsidiaries or affiliates may enter into
advisory,   management  or  administration  agreements  or  other  contracts  or relationship with such other companies or entities.

         5. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The services of the Administrator to the Fund are not to be deemed to be exclusive, the
Administrator being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses which may be sustained in the acquisition, holding or disposition of any security or other investment.

         6. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including February 28, 2000 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after February 28, 2000 is specifically approved at least annually (i) by the Board of Trustees of the Fund, and (ii) by the vote of a majority of those Trustees of the Fund who are not interested persons of the Administrator or the Fund.

         Either party hereto may, at any time on sixty (60) days' prior written notice to the other, terminate this Agreement by action of the Trustees of the Fund or the trustees of the Administrator, and the Fund may, at any time upon such written notice to the Administrator, terminate the Agreement by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

         7. AMENDMENTS OF THE AGREEMENT. This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Fund who are not interested persons of the Administrator or the Fund, and (ii) by vote of the Board of Trustees of the Fund.

         8. LIMITATION OF LIABILITY. The Administrator expressly acknowledges the provision in the Agreement and Declaration of Trust of the Fund limiting the personal liability of the shareholders of the Fund and of the officers and Trustees of the Fund, and the Administrator hereby agrees that it shall have recourse to the Fund for payment of claims or obligations as between the Fund and the Administrator arising out of this Agreement and shall not seek satisfaction from the Trustees, officers or shareholders of the Fund.

         9. USE OF THE NAME "EATON VANCE." The Administrator hereby consents to the use by the Fund of the name "Eaton Vance" as part of the Fund's name; provided, however, that such consent shall be conditioned upon the employment of the Administrator or one of its affiliates as the administrator of the Fund. The name "Eaton Vance" or any variation thereof may be used from time to time in
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other connections and for other purposes by the Administrator and its affiliates and other investment companies that have obtained consent to the use of the name "Eaton Vance." The Administrator shall have the right to require the Fund to cease using the name "Eaton Vance" as part of the Fund's name if the Fund ceases, for any reason, to employ the Administrator or one of its affiliates as the Fund's administrator. Future names adopted by the Fund for itself, insofar
as  such  names  include   identifying   words  requiring  the  consent  of  the
Administrator, shall be the property of the Administrator and shall be subject to the same terms and conditions.

         10. CERTAIN DEFINITIONS. The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. The term "vote of a majority of the outstanding voting securities" shall mean the vote of the lesser of (a) 67 per centum or more of the shares of the Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the outstanding shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the Fund.


EATON VANCE INSTITUTIONAL SENIOR          EATON VANCE MANAGEMENT
 FLOATING-RATE FUND


By /s/ James B. Hawkes                    By /s/ William M. Steul
  --------------------------------          --------------------------------
  President                                 Vice President, and not individually